UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 14, 2006

CAREER EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates. Illinois 60169
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities

On November 14, 2006, the Board of Directors of Career Education Corporation (the “Registrant”) approved a plan to sell 13 of its schools and campuses (the “Sales Plan”). The Sales Plan was subsequently announced by the Registrant in a press release issued on November 15, 2006. A copy of the Registrant’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Sales Plan includes the anticipated sale of the Registrant’s nine Gibbs campuses, which collectively comprise its entire Gibbs reportable segment, McIntosh College (“McIntosh”), Lehigh Valley College (“Lehigh”), and Brooks College (“Brooks”), including Brooks’ Long Beach, California and Sunnyvale, California campuses. McIntosh, Lehigh, and Brooks are components of the Registrant’s Colleges reportable segment. A summary of key information regarding each of the schools and campuses included in the Sales Plan is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein. Total 2005 revenue generated by the campuses included in the Sales Plan was $206.1 million, relative to the Registrant’s consolidated 2005 revenue of $2.035 billion.

While the Registrant believes that each of the campuses included in the Sales Plan is a valuable asset with effective academic programs, the Registrant does not believe that its continued operation of these campuses is consistent with its near-term or long-term strategic goals. The Registrant will continue to invest in the campuses included in the Sales Plan in preparation for a sale. These continuing investment activities will include the strengthening of educational programming and services offered to the students at each campus and the continuing support of local faculty and staff.

The Registrant has not yet secured a buyer for any of the campuses included in the Sales Plan but is in the process of retaining an investment banking firm to assist management in identifying potential buyers and evaluating any proposals put forth by any such potential buyers. The Registrant anticipates completing the sale of each of the schools included in the Sales Plan within the next 12 months. The sales will be subject to approval by the U.S. Department of Education.

In connection with its execution of the Sales Plan, the Registrant will record non-cash expenses associated with employee retention benefits expected to be paid subsequent to the sale of each campus. The Registrant also anticipates recording non-cash charges to write-down to fair value the carrying value of tangible and intangible assets of the campuses to be sold. The Registrant is currently evaluating the amount and timing of charges that will be recorded in connection with the Sales Plan, but, at this time, the Registrant cannot reasonably estimate the amount of such charges. Going forward, the results of operations of the campuses included in the Sales Plan will be classified as discontinued operations in the Registrant’s consolidated financial statements.

The Registrant believes that the Sales Plan is a critical component of management’s overall strategy to strengthen operational results and provide more effective focus on preparing students for careers they are passionate about through high-quality boutique schools, gold-standard brands, and flexible student-centered program offerings. Also, upon selling the campuses included in the Sales Plan, the Registrant believes it will be better positioned to target its business strategy and leverage resources to maximize value for its stakeholders, including students, employees, and stockholders.

Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” as defined in Section 21E of the Securities and Exchange Act of 1934, as amended, that reflect the Registrant’s current expectations regarding its future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to management of the Registrant. The Registrant has used words such as “anticipate,” “believe,” “plan,” “expect,” “will,” and similar expressions to identify these forward-looking statements, however, these words are not the exclusive means of identifying these forward-looking statements. These statements are based on information currently available to the Registrant and are subject to various risks, uncertainties, and other factors, including, but not limited to, risks inherent in the sale of any of the Registrant’s schools and campuses, and the Registrant’s ability to estimate the amount and timing of the costs and charges associated with each sale. These statements are also subject to those risks and uncertainties discussed in Part I, Item 1A. “Risk Factors” of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, and in Part II, Item 1A. “Risk Factors” in the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, and September 30, 2006. These risks could cause the Registrant’s actual growth, results of operations, cash flows, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities law, the Registrant undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Registrant dated November 15, 2006, announcing the Sales Plan.

99.2	Summary of Schools and Campuses to be Sold Under the Sales Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer, and Assistant Secretary
Dated: November 14, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Registrant dated November 15, 2006, announcing the Sales Plan.

99.2	Summary of Schools and Campuses to be Sold Under the Sales Plan.